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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                           INFINITY MEDIA CORPORATION
                           --------------------------

     I, Nigel D.J. Wilson, being a natural person over the age of 18 years with a mailing address of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, for the purpose of forming a corporation pursuant to Section 102 of the Delaware General Corporation Law, do hereby certify as follows:

                                   ARTICLE I

     The name of the corporation (hereinafter called the "Corporation") is Infinity Media Corporation.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").
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                                   ARTICLE IV

     The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock having the par value of $1.00 per share.


                                   ARTICLE V

     The name and mailing address of the incorporator is Nigel D. J. Wilson, 825 Eighth Avenue, 47th Floor, New York, New York 10019.


                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.


                                  ARTICLE VII

     Unless and except to the extent that the By-laws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.


                                  ARTICLE VIII

     To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach

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of the director's duty of loyalty to the Corporation or its stockholders, (ii)
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     IN WITNESS WHEREOF, I, Nigel D. J. Wilson, the sole incorporator of Infinity Media Corporation, have executed this Certificate of Incorporation this 15th day of September 1998, and DO HEREBY ACKNOWLEDGE under the penalties of perjury that this instrument is my act and deed and that the facts stated herein are true.

                              /s/ Nigel D. J. Wilson
                              --------------------------
                              Nigel D. J. Wilson
                              Sole Incorporator
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          Certificate of Amendment of the Certificate of Incorporation

                                       of

                           INFINITY MEDIA CORPORATION

         Infinity Media Corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

         1. The name of the corporation (hereinafter called the "corporation") is:

                           Infinity Media Corporation.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

                                    "The name of the corporation (hereinafter
                           called the "Corporation") is Infinity Broadcasting Corporation".

         3. The sole stockholder of the corporation has given written consent to said amendment in accordance with the provisions of
                  Section 228 of the General Corporation Law of the State of Delaware.

         4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on October 28, 1998

                                           /s/ Mel Karmazin
                                    --------------------------------------------
                                    Name:  Mel Karmazin
                                    Title: President and Chief Executive Officer

ATTEST:

       /s/ Farid Suleman
--------------------------------------------
Name:  Farid Suleman
Title: Secretary